Exhibit 99.1

FOR IMMEDIATE RELEASE
January 17, 2024

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, VICE CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE 4TH QUARTER AND YEAR 2023

Earnings Summary

(in thousands except per share data)	4Q 2023	3Q 2023	4Q 2022	Year 2023	Year 2022
Net income	$18,659	$20,628	$22,443	$78,004	$81,814
Earnings per share	$1.04	$1.15	$1.26	$4.36	$4.59
Earnings per share – diluted	$1.04	$1.15	$1.26	$4.36	$4.58

Return on average assets	1.30%	1.46%	1.64%	1.40%	1.50%
Return on average equity	10.98%	12.30%	14.42%	11.75%	12.73%
Efficiency ratio	55.74%	52.66%	51.81%	54.29%	53.12%
Tangible common equity	11.16%	10.55%	10.58%

Dividends declared per share	$0.46	$0.46	$0.44	$1.80	$1.68
Book value per share	$39.01	$36.30	$35.05

Weighted average shares	17,901	17,893	17,848	17,887	17,836
Weighted average shares - diluted	17,926	17,904	17,872	17,900	17,851

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the fourth quarter 2023 of $18.7 million, or $1.04 per basic share, compared to $20.6 million, or $1.15 per basic share, earned during the third quarter 2023 and $22.4 million, or $1.26 per basic share, earned during the fourth quarter 2022.  Total revenue was $1.9 million below prior quarter and $1.8 million below prior year same quarter.  Net interest revenue decreased $0.2 million compared to prior quarter and $1.8 million compared to prior year same quarter, and noninterest income decreased $1.8 million compared to prior quarter but remained relatively flat compared to prior year same quarter.  Our provision for credit losses for the quarter decreased $0.1 million from prior quarter but increased $0.3 million from prior year fourth quarter.  Noninterest expense increased $0.8 million compared to prior quarter and $1.4 million compared to prior year same quarter.  Earnings for the year ended December 31, 2023 were $78.0 million, or $4.36 per basic share, compared to $81.8 million, or $4.59 per basic share for the year ended December 31, 2022.  Year over year earnings were impacted by increases in provision for loan losses and noninterest expense and a decrease in noninterest income.

4th Quarter 2023 Highlights

❖
Net interest income for the quarter of $43.0 million was $0.2 million below prior quarter and $1.8 million below prior year same quarter, as our net interest margin decreased 8 basis points from prior quarter and 32 basis points from prior year same quarter.

❖	Provision for credit losses at $1.8 million for the quarter decreased $0.1 million from prior quarter but increased $0.3 million from prior year same quarter.

❖	Our loan portfolio at $4.1 billion increased $65.9 million, an annualized 6.6%, from September 30, 2023 and $341.6 million, or 9.2%, from December 31, 2022.

❖
We had net loan charge-offs of $1.0 million, or 0.10% of average loans annualized, for the fourth quarter 2023 compared to $1.2 million, or 0.12% of average loans annualized, for the third quarter 2023 and a net recovery of loan charge-offs of $9 thousand for the fourth quarter 2022.

❖
Our total nonperforming loans increased to $14.0 million at December 31, 2023 from $13.0 million at September 30, 2023 but decreased from $15.3 million at December 31, 2022.  Nonperforming assets at $15.6 million increased $0.4 million from September 30, 2023 but decreased $3.4 million from December 31, 2022.

❖	Deposits, including repurchase agreements, at $4.9 billion increased $89.4 million, or an annualized 7.3%, from September 30, 2023 and $308.3 million, or 6.6% from December 31, 2022.

❖	Shareholders’ equity at $702.2 million increased $49.2 million, or an annualized 29.9%, during the quarter and $74.2 million, or 11.8%, from December 31, 2022.

❖	Net unrealized losses on securities, net of deferred taxes, decreased to $103.3 million at December 31, 2023, compared to $141.4 million at September 30, 2023 and $129.2 million at December 31, 2022.

❖	Noninterest income for the quarter ended December 31, 2023 of $13.7 million was $1.8 million, or 11.4%, below prior quarter but relatively flat to prior year same quarter.

❖	Noninterest expense for the quarter ended December 31, 2023 of $31.6 million was $0.8 million, or 2.5%, above prior quarter and $1.4 million, or 4.5%, above prior year same quarter.

Net Interest Income

				Percent Change
				4Q 2023 Compared to:
($ in thousands)	4Q 2023	3Q 2023	4Q 2022	3Q 2023	4Q 2022	Year 2023	Year 2022	Percent Change
Components of net interest income:
Income on earning assets	$73,329	$69,499	$57,458	5.5%	27.6%	$268,650	$197,742	35.9%
Expense on interest bearing liabilities	30,354	26,359	12,714	15.2%	138.8%	95,540	28,640	233.6%
Net interest income	42,975	43,140	44,744	(0.4%)	(4.0%)	173,110	169,102	2.4%
TEQ	297	298	249	(0.4%)	19.3%	1,191	956	24.6%
Net interest income, tax equivalent	$43,272	$43,438	$44,993	(0.4%)	(3.8%)	$174,301	$170,058	2.5%

Average yield and rates paid:
Earning assets yield	5.43%	5.25%	4.51%	3.5%	20.5%	5.15%	3.87%	33.1%
Rate paid on interest bearing liabilities	3.27%	2.93%	1.52%	11.4%	115.1%	2.72%	0.85%	220.0%
Gross interest margin	2.16%	2.32%	2.99%	(6.9%)	(27.8%)	2.43%	3.02%	(19.6%)
Net interest margin	3.19%	3.27%	3.51%	(2.3%)	(9.2%)	3.32%	3.32%	0.0%

Average balances:
Investment securities	$1,144,078	$1,178,707	$1,284,470	(2.9%)	(10.9%)	$1,200,965	$1,399,877	(14.2%)
Loans	4,022,547	3,952,096	3,662,221	1.8%	9.8%	3,888,585	3,552,941	9.4%
Earning assets	5,377,827	5,274,542	5,079,176	2.0%	5.9%	5,244,128	5,129,345	2.2%
Interest-bearing liabilities	3,687,660	3,567,343	3,321,914	3.4%	11.0%	3,514,142	3,351,221	4.9%

Net interest income for the quarter of $43.0 million was $0.2 million below prior quarter and $1.8 million below prior year same quarter.  Our net interest margin, on a fully tax equivalent basis, at 3.19% decreased 8 basis points from prior quarter and 32 basis points from prior year same quarter.  Our average earning assets increased $103.3 million from prior quarter and $298.7 million from prior year same quarter.  Our yield on average earning assets increased 18 basis points from prior quarter and 92 basis points from prior year same quarter, and our cost of funds increased 34 basis points from prior quarter and 175 basis points from prior year same quarter.  Our net interest income for the year ended December 31, 2023 was $173.1 million compared to $169.1 million for the year ended December 31, 2022.

Our ratio of average loans to deposits, including repurchase agreements, was 81.8% for the quarter ended December 31, 2023 compared to 83.2% for the quarter ended September 30, 2023 and 78.2% for the quarter ended December 31, 2022.

Noninterest Income

				Percent Change
				4Q 2023 Compared to:
($ in thousands)	4Q 2023	3Q 2023	4Q 2022	3Q 2023	4Q 2022	Year 2023	Year 2022	Percent Change
Deposit related fees	$7,312	$7,823	$7,411	(6.5%)	(1.3%)	$29,935	$29,049	3.0%
Trust revenue	3,318	3,277	2,959	1.2%	12.1%	13,025	12,394	5.1%
Gains on sales of loans	54	105	174	(48.3%)	(68.9%)	395	1,525	(74.1%)
Loan related fees	467	1,283	1,119	(63.6%)	(58.3%)	3,792	6,185	(38.7%)
Bank owned life insurance revenue	816	1,108	572	(26.3%)	42.7%	3,517	2,708	29.8%
Brokerage revenue	285	452	344	(37.0%)	(17.2%)	1,473	1,846	(20.2%)
Other	1,473	1,448	1,192	1.7%	23.6%	5,522	4,209	31.2%
Total noninterest income	$13,725	$15,496	$13,771	(11.4%)	(0.3%)	$57,659	$57,916	(0.4%)

Noninterest income for the quarter ended December 31, 2023 of $13.7 million was $1.8 million, or 11.4%, below prior quarter but relatively flat to prior year same quarter.  The quarter over quarter decrease included a $0.5 million decrease in deposit related fees, a $0.8 million decrease in loan related fees, a $0.3 million decrease in bank owned life insurance revenue, and a $0.2 million decrease in brokerage revenue. A year over year decrease of $0.7 million in loan related fees was primarily offset by increases in trust revenue ($0.4 million) and bank owned life insurance revenue ($0.2 million).  The decline in loan related fees resulted from the fluctuation in the fair market value of our mortgage servicing rights.  Noninterest income for the year 2023 was $57.7 million compared to $57.9 million for the year 2022.  Noninterest income was impacted year over year by a $2.4 million decline in loan related fees, a $1.1 million decline in gains on sales of loans, and a $0.4 million decline in brokerage revenue, offset by increases of $0.9 million in deposit related fees, $0.6 million in trust revenue, $1.2 million in securities gains, and $0.8 million in bank owned life insurance revenue.

Noninterest Expense

				Percent Change
				4Q 2023 Compared to:
($ in thousands)	4Q 2023	3Q 2023	4Q 2022	3Q 2023	4Q 2022	Year 2023	Year 2022	Percent Change
Salaries	$13,163	$12,755	$12,439	3.2%	5.8%	$51,283	$48,934	4.8%
Employee benefits	5,282	5,298	5,433	(0.3%)	(2.8%)	22,428	23,556	(4.8%)
Net occupancy and equipment	3,045	2,875	2,576	5.9%	18.2%	11,843	11,083	6.9%
Data processing	2,630	2,410	2,344	9.1%	12.2%	9,726	8,910	9.2%
Legal and professional fees	900	722	931	24.6%	(3.3%)	3,350	3,434	(2.4%)
Advertising and marketing	923	767	826	20.4%	11.8%	3,214	3,005	7.0%
Taxes other than property and payroll	421	420	296	0.3%	42.2%	1,706	1,570	8.7%
Net other real estate owned expense	5	165	18	(96.8%)	(72.2%)	350	456	(23.4%)
Other	5,259	5,435	5,396	(3.2%)	(2.5%)	21,490	20,123	6.8%
Total noninterest expense	$31,628	$30,847	$30,259	2.5%	4.5%	$125,390	$121,071	3.6%

Noninterest expense for the quarter ended December 31, 2023 of $31.6 million was $0.8 million, or 2.5%, above prior quarter and $1.4 million, or 4.5%, above prior year same quarter.  The increase in noninterest expense quarter over quarter included a $0.4 million increase in personnel expense, a $0.2 million increase in occupancy and equipment, and a $0.2 million increase in data processing expense.  The increase year over year resulted from a $0.6 million increase in personnel expense, a $0.5 million increase in occupancy and equipment expense, a $0.3 million increase in data processing expense, and a $0.3 million increase in FDIC insurance premiums.  Noninterest expense for the year 2023 was $125.4 million compared to $121.1 million for the year 2022 with increases of $1.2 million in personnel expense, $0.8 million in occupancy and equipment, $0.8 million in data processing expense, $1.0 million in FDIC insurance premiums, and $0.4 million in telephone expense.

The Compensation Committee of the Board of Directors has authorized a discretionary gift/payment to all full-time employees hired prior to July 1, 2023 of $1000 and all full-time employees hired after June 30, 2023 of $500.  The Committee also authorized a discretionary gift/payment to our Executive Committee and other members of senior management.  This discretionary gift/payment will occur January 19, 2024 for all eligible employees.  This payment was accrued as of December 31, 2023 in the amount of $1.2 million.  The Compensation Committee approved this gift/payment even though we did not achieve the desired financial results for our company and chose to do so because they recognize the significant efforts of all our employees during this very turbulent time in the banking industry.

Balance Sheet Review

Total Loans

				Percent Change
				4Q 2023 Compared to:
($ in thousands)	4Q 2023	3Q 2023	4Q 2022	3Q 2023	4Q 2022
Commercial nonresidential real estate	$778,637	$788,287	$762,349	(1.2%)	2.1%
Commercial residential real estate	417,943	404,779	372,914	3.3%	12.1%
Hotel/motel	395,765	386,067	343,640	2.5%	15.2%
Other commercial	391,390	377,449	389,955	3.7%	0.4%
Total commercial	1,983,735	1,956,582	1,868,858	1.4%	6.1%

Residential mortgage	937,524	916,580	824,996	2.3%	13.6%
Home equity loans/lines	147,036	139,085	120,540	5.7%	22.0%
Total residential	1,084,560	1,055,665	945,536	2.7%	14.7%

Consumer indirect	823,505	812,060	737,392	1.4%	11.7%
Consumer direct	159,106	160,712	157,504	(1.0%)	1.0%
Total consumer	982,611	972,772	894,896	1.0%	9.8%

Total loans	$4,050,906	$3,985,019	$3,709,290	1.7%	9.2%

Total Deposits and Repurchase Agreements

				Percent Change
				4Q 2023 Compared to:
($ in thousands)	4Q 2023	3Q 2023	4Q 2022	3Q 2023	4Q 2022
Non-interest bearing deposits	$1,260,690	$1,314,189	$1,394,915	(4.1%)	(9.6%)
Interest bearing deposits
Interest checking	123,927	125,107	112,265	(0.9%)	10.4%
Money market savings	1,525,537	1,412,679	1,348,809	8.0%	13.1%
Savings accounts	535,063	556,820	654,380	(3.9%)	(18.2%)
Time deposits	1,279,405	1,219,097	915,774	4.9%	39.7%
Repurchase agreements	225,245	232,577	215,431	(3.2%)	4.6%
Total interest bearing deposits and repurchase agreements	3,689,177	3,546,280	3,246,659	4.0%	13.6%
Total deposits and repurchase agreements	$4,949,867	$4,860,469	$4,641,574	1.8%	6.6%

CTBI’s total assets at $5.8 billion as of December 31, 2023 increased $134.8 million, or 9.5% annualized, from September 30, 2023 and $389.4 million, or 7.2%, from December 31, 2022.  Loans outstanding at $4.1 billion increased $65.9 million, an annualized 6.6%, from September 30, 2023 and $341.6 million, or 9.2%, from December 31, 2022.  The increase in loans from prior quarter included a $27.2 million increase in the commercial loan portfolio, a $28.9 million increase in the residential loan portfolio, a $11.4 million increase in the indirect consumer loan portfolio, and a $1.6 million decrease in the consumer direct loan portfolio.  CTBI’s investment portfolio increased $28.1 million, or an annualized 9.8%, from September 30, 2023 but decreased $91.5 million, or 7.3%, from December 31, 2022.  Deposits in other banks increased $62.6 million from prior quarter and $135.2 million from December 31, 2022.  Deposits, including repurchase agreements, at $4.9 billion increased $89.4 million, or an annualized 7.3%, from September 30, 2023 and $308.3 million, or 6.6% from December 31, 2022.   Due to the increasing and competitive interest rate environment, we have seen a change in our deposit mix year over year with a 9.6% decrease in noninterest bearing deposits and a 13.6% increase in interest bearing deposits and repurchase agreements.

Shareholders’ equity at $702.2 million increased $49.2 million, or an annualized 29.9%, during the quarter and $74.2 million, or 11.8%, from December 31, 2022.  Net unrealized losses on securities, net of deferred taxes, decreased to $103.3 million at December 31, 2023, compared to $141.4 million at September 30, 2023 and $129.2 million at December 31, 2022.  CTBI’s annualized dividend yield to shareholders as of December 31, 2023 was 4.20%.

Asset Quality

Our total nonperforming loans increased to $14.0 million at December 31, 2023 from $13.0 million at September 30, 2023 but decreased from $15.3 million at December 31, 2022.  Prior year nonperforming loans, as previously reported, exclude troubled debt restructurings which have been eliminated in the current period due to implementation of Accounting Standard Update 2022-02.  Accruing loans 90+ days past due at $9.9 million increased $1.9 million from prior quarter and $1.4 million from December 31, 2022.  Nonaccrual loans at $4.0 million decreased $0.9 million from prior quarter and $2.8 million from December 31, 2022.  Accruing loans 30-89 days past due at $15.3 million increased $3.2 million from prior quarter and were relatively flat to December 31, 2022.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

Our level of foreclosed properties was $1.6 million at December 31, 2023 compared to $2.2 million at September 30, 2023 and $3.7 million at December 31, 2022.  Sales of foreclosed properties for the quarter ended December 31, 2023 totaled $0.7 million while new foreclosed properties totaled $0.2 million.

We had net loan charge-offs of $1.0 million, or 0.10% of average loans annualized, for the fourth quarter 2023 compared to $1.2 million, or 0.12% of average loans annualized, for the third quarter 2023 and a net recovery of loan charge-offs of $9 thousand for the fourth quarter 2022.  Net charge-offs for the year ended December 31, 2023 were $3.2 million, or 0.08% of average loans annualized compared to $0.7 million, or 0.02% of average loans annualized, for the year ended December 31, 2022.

Allowance for Credit Losses

Our provision for credit losses for the quarter decreased $0.1 million from prior quarter but increased $0.3 million from prior year same quarter.  Provision for credit losses for the year ended December 31, 2023 increased $1.9 million from the year ended December 31, 2022.  Our reserve coverage (allowance for credit losses to nonperforming loans) at December 31, 2023 was 354.7% compared to 375.2% at September 30, 2023 and 300.4% at December 31, 2022.  Our credit loss reserve as a percentage of total loans outstanding at December 31, 2023 remained at 1.22% from September 30, 2023 down from the 1.24% at December 31, 2022.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of the COVID-19 pandemic on our business operations and credit quality and on general economic and financial market conditions, as well as our ability to respond to the related challenges; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $5.8 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2022
(in thousands except per share data and # of employees)

	Three	Three	Three	Twelve	Twelve
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Interest income	$57,458	$51,405	$44,357	$197,742	$178,169
Interest expense	12,714	7,869	3,541	28,640	15,090
Net interest income	44,744	43,536	40,816	169,102	163,079
Loan loss provision	1,539	2,414	533	4,905	(6,386)

Gains on sales of loans	174	235	1,241	1,525	6,820
Deposit related fees	7,411	7,629	7,083	29,049	26,529
Trust revenue	2,959	2,989	3,305	12,394	12,644
Loan related fees	1,119	1,589	1,254	6,185	5,578
Securities gains (losses)	117	(159)	(208)	(168)	(158)
Other noninterest income	1,991	2,396	2,302	8,931	9,050
Total noninterest income	13,771	14,679	14,977	57,916	60,463

Personnel expense	17,872	18,546	19,468	72,490	74,114
Occupancy and equipment	2,576	2,897	2,625	11,083	10,854
Data processing expense	2,344	2,270	2,099	8,910	8,039
FDIC insurance premiums	374	360	339	1,447	1,381
Other noninterest expense	7,093	7,402	6,618	27,141	24,897
Total noninterest expense	30,259	31,475	31,149	121,071	119,285

Net income before taxes	26,717	24,326	24,111	101,042	110,643
Income taxes	4,274	4,954	4,863	19,228	22,704
Net income	$22,443	$19,372	$19,248	$81,814	$87,939

Memo: TEQ interest income	$57,707	$51,645	$44,581	$198,698	$179,066

Average shares outstanding	17,848	17,841	17,796	17,836	17,786
Diluted average shares outstanding	17,872	17,857	17,820	17,851	17,804
Basic earnings per share	$1.26	$1.09	$1.08	$4.59	$4.94
Diluted earnings per share	$1.26	$1.08	$1.08	$4.58	$4.94
Dividends per share	$0.44	$0.44	$0.40	$1.68	$1.57

Average balances:
Loans	$3,662,221	$3,568,174	$3,381,206	$3,552,941	$3,455,742
Earning assets	5,079,176	5,163,624	5,133,843	5,129,345	5,115,961
Total assets	5,412,752	5,477,596	5,418,854	5,438,696	5,387,241
Deposits, including repurchase agreements	4,682,014	4,733,393	4,612,010	4,688,976	4,592,415
Interest bearing liabilities	3,321,914	3,359,242	3,337,053	3,351,221	3,376,788
Shareholders' equity	617,338	636,038	697,727	642,423	682,697

Performance ratios:
Return on average assets	1.64%	1.40%	1.41%	1.50%	1.63%
Return on average equity	14.42%	12.08%	10.94%	12.73%	12.88%
Yield on average earning assets (tax equivalent)	4.51%	3.97%	3.45%	3.87%	3.50%
Cost of interest bearing funds (tax equivalent)	1.52%	0.93%	0.42%	0.85%	0.45%
Net interest margin (tax equivalent)	3.51%	3.36%	3.17%	3.32%	3.21%
Efficiency ratio (tax equivalent)	51.81%	53.70%	55.40%	53.12%	53.11%

Loan charge-offs	$1,995	$1,203	$865	$5,346	$4,325
Recoveries	(2,004)	(878)	(873)	(4,666)	(4,445)
Net charge-offs	$(9)	$325	$(8)	$680	$(120)

Market Price:
High	$48.05	$45.37	$46.21	$48.05	$47.53
Low	$40.81	$39.65	$41.05	$39.10	$36.02
Close	$45.93	$40.55	$43.61	$45.93	$43.61

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2022
(in thousands except per share data and # of employees)

	As of	As of	As of
	December 31, 2022	September 30, 2022	December 31, 2021
Assets:
Loans	$3,709,290	$3,630,616	$3,408,813
Loan loss reserve	(45,981)	(44,433)	(41,756)
Net loans	3,663,309	3,586,183	3,367,057
Loans held for sale	109	1,043	2,632
Securities AFS	1,256,226	1,298,592	1,455,429
Equity securities at fair value	2,166	1,969	2,253
Other equity investments	11,563	11,563	13,026
Other earning assets	79,475	201,196	267,286
Cash and due from banks	51,306	60,527	46,558
Premises and equipment	42,633	41,593	40,479
Right of use asset	17,071	12,131	12,148
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	190,968	194,051	145,899
Total Assets	$5,380,316	$5,474,338	$5,418,257

Liabilities and Equity:
Interest bearing checking	$112,265	$100,680	$97,064
Savings deposits	2,003,189	1,952,379	1,839,046
CD's >=$100,000	471,934	537,233	589,853
Other time deposits	443,840	463,698	487,226
Total interest bearing deposits	3,031,228	3,053,990	3,013,189
Noninterest bearing deposits	1,394,915	1,481,078	1,331,103
Total deposits	4,426,143	4,535,068	4,344,292
Repurchase agreements	215,431	230,123	271,088
Other interest bearing liabilities	58,696	58,701	58,716
Lease liability	17,628	12,636	13,005
Other noninterest bearing liabilities	34,371	35,250	32,954
Total liabilities	4,752,269	4,871,778	4,720,055
Shareholders' equity	628,047	602,560	698,202
Total Liabilities and Equity	$5,380,316	$5,474,338	$5,418,257

Ending shares outstanding	17,918	17,901	17,843

30 - 89 days past due loans	$15,303	$12,058	$10,874
90 days past due loans	8,496	5,554	5,954
Nonaccrual loans	6,813	8,138	10,671
Restructured loans (excluding 90 days past due and nonaccrual)	81,331	79,092	69,827
Foreclosed properties	3,671	1,864	3,486

Community bank leverage ratio	13.55%	13.24%	13.00%
Tangible equity to tangible assets ratio	10.58%	9.93%	11.82%
FTE employees	985	964	974